Exhibit 24.1

ROSETTA STONE INC.

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints A. John Hass, Thomas Pierno and Sean Klein, or any of them, each with power to act without the other, a true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for each person whose signature appears below and in his or her name, place and stead, in any and all capacities, to sign the Annual Report on Form 10-K of Rosetta Stone Inc. (the " Company ") and any or all subsequent amendments and supplements to the Annual Report on Form 10-K, and to file the same, or cause to be filed the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agent full power to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby qualifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Each person whose signature appears below may at any time revoke this power of attorney as to himself or herself only by an instrument in writing specifying that this power of attorney is revoked as to him or her as of the date of execution of such instrument or at a subsequent specified date. This power of attorney shall be revoked automatically with respect to any person whose signature appears below effective on the date he or she ceases to be a member of the Board of Directors or an officer of the Company. Any revocation hereof shall not void or otherwise affect any acts performed by any attorney-in-fact and agent named herein pursuant to this power of attorney prior to the effective date of such revocation.

March 11, 2020

Signature	Title

/s/ A. JOHN HASS III	Chief Executive Officer and Chairman of the Board (Principal Executive Officer)
A. John Hass III
/s/ THOMAS PIERNO	Chief Financial Officer (Principal Financial Officer)
Thomas Pierno

/s/ LAURENCE FRANKLIN	Director
Laurence Franklin

/s/ PATRICK GROSS	Director
Patrick Gross

/s/ AEDHMAR HYNES	Director
Aedhmar Hynes

/s/ GEORGE LOGUE	Director
George Logue

/s/ DAVID NIERENBERG	Director
David Nierenberg

/s/ KATHRYN EBERLE WALKER	Director
Kathryn Eberle Walker

/s/ JESSIE WOOLLEY-WILSON	Director
Jessie Woolley-Wilson

/s/ STEVEN YANKOVICH	Director
Steven Yankovich